Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-8 No. 333-81665 and Form S-8 No. 333-134861) pertaining to the Amended and Restated Directors’ Stock Option Plan of Triumph Group, Inc.,
(2)
Registration Statement (Form S-8 No. 333-192537) pertaining to the 2013 Employee Stock Purchase Plan of Triumph Group, Inc.,
(3)
Registration Statement (Form S-8 No. 333-192538) pertaining to the 2013 Equity and Cash Incentive Plan of Triumph Group, Inc.,
(4)
Registration Statement (Form S-8 No. 333-211676) pertaining to the Time-Based Restricted Stock Award Agreement of Triumph Group, Inc.,
(5)
Registration Statement (Form S-8 No. 333-219486) pertaining to the 2016 Directors’ Equity Compensation Plan of Triumph Group, Inc.,
(6)
Registration Statement (Form S-8 No. 333-226640) pertaining to the 2018 Equity Incentive Plan,
(7)
Registration Statement (Form S-8 No. 333-249980) pertaining to the Amended and Restated 2018 Equity Incentive Plan,
(8)
Registration Statement (Form S-3 No. 333-235454) pertaining to the resale of certain shares of common stock by Vought Industries Inc., Master Defined Benefit Trust,
(9)
Registration Statement (Form S-3 No. 333-239-098) pertaining to the offer and sale of securities up to a proposed aggregate offering price of $600,000,000 of Triumph Group, Inc., and
(10)
Registration Statement (Form S-3 No. 333-251429) pertaining to the offer and sale of an indeterminate aggregate amount of securities of Triumph Group, Inc.
(11)
Registration Statement (Form S-8 No. 333-273426) pertaining to the Amended and Restated 2018 Equity Incentive Plan and the 2016 Directors’ Equity Compensation Plan of Triumph Group, Inc.

of our reports dated May 31, 2024, with respect to the consolidated financial statements and schedule of Triumph Group, Inc. and the effectiveness of internal control over financial reporting of Triumph Group, Inc. included in this Annual Report (Form 10-K) of Triumph Group, Inc. for the year ended March 31, 2024.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

May 31, 2024